Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Mark Kochvar
April 26, 2011	Chief Financial Officer
724-465-4826

S&T Bancorp, Inc. Announces First Quarter Results

Indiana, Pennsylvania – S&T Bancorp, Inc. (NASDAQ: STBA), a full-service financial institution with office locations in 10 Pennsylvania counties, has announced its first quarter earnings.

Todd D. Brice, president and chief executive officer of S&T Bancorp, Inc., offered the following highlights:

•	First quarter earnings were $4.7 million with diluted earnings per common share of $0.17 compared to $0.31 in the fourth quarter of 2010 and $0.35 in the first quarter of 2010.

•	Nonperforming assets increased to 2.67% of total loans plus OREO compared to 2.07% in the fourth quarter of 2010 and down from 2.94% in the first quarter of 2010.

•	Net charge-offs were $0.4 million compared to $12.6 million in the fourth quarter of 2010 and $1.0 million in the first quarter of 2010.

“Asset quality proved to be challenging this quarter with the addition of two large nonperforming relationships resulting in $6.0 million of specific loan loss reserve. Due to the nature of our commercial loan portfolio, S&T’s earnings may fluctuate as we work our way through these challenging economic times. We remain focused on resolving these loans with the most positive economic results for the Bank,” said Brice. “At the same time, S&T remains well capitalized and solidly positioned to grow as the regional economy continues to recover.”

S&T Bancorp, Inc. Announces First Quarter Results (cont.)

Net Interest Income

Net interest income on a fully taxable equivalent (FTE) basis for the first quarter of 2011 was $35.9 million compared to $37.4 million in the fourth quarter of 2010 and $37.1 million in the first quarter of 2010. Net interest income has decreased from the fourth quarter due to declines in average loan balances and rate and two fewer days in the first quarter versus the fourth quarter of 2010. Average balances on loans decreased $36.2 million and the average interest rate on loans decreased to 4.92% from 5.02% in the fourth quarter of 2010. Net interest margin (FTE) was 3.92% in the first quarter compared to 4.06% in the fourth quarter of 2010 and 4.00% in the first quarter of 2010. The decrease in net interest margin (FTE) of 14 basis points is primarily a result of loan repricings, maturities and pay downs and higher excess funds held at the Federal Reserve. Positively impacting net interest margin (FTE) was core deposit repricings at the end of 2010.

Asset Quality

Nonperforming assets increased to $88.5 million or 2.67% of total loans plus other real estate owned (“OREO”) compared to $69.7 million or 2.07% in the fourth quarter of 2010 and down from $99.9 million or 2.94% in the first quarter of 2010. Included in nonperforming assets were troubled debt restructurings (TDRs) of $34.9 million. The increase in nonperforming assets relates to the aforementioned two large relationships that became impaired during the first quarter. The first is a $12.1 million CRE relationship in the hospitality sector that has been experiencing declining cash flows. A specific reserve of $3.1 million has been established. The second is a $6.7 million C&I relationship for which a $2.9 million specific reserve has been established.

The provision for loan losses was $10.6 million for the first quarter compared to $7.7 million for the fourth quarter of 2010 and $4.4 million in the first quarter of 2010. The provision was elevated due to the aforementioned specific reserves of $6.0 million and a $5.4 million increase in the general reserve as a result of an increase in substandard assets. Net charge-offs were $0.4 million for the first quarter compared to $12.6 million in the fourth quarter of 2010 and $1.0 million in the first quarter of 2010.

S&T Bancorp, Inc. Announces First Quarter Results (cont.)

The allowance for loan losses at March 31, 2011 was $61.7 million or 1.87% of total loans, as compared to $51.4 million or 1.53% at December 31, 2010 and $63.0 million or 1.85% at March 31, 2010. The allowance to nonperforming loans was 76% at March 31, 2011, 80% at December 31, 2010 and 65% at March 31, 2010. Included in the allowance is $8.6 million of specific reserves compared to $3.6 million in the fourth quarter of 2010 and $20.3 million in the first quarter of 2010.

Noninterest Income

Noninterest income was $11.0 million compared to $12.0 million in the fourth quarter of 2010 and $11.2 million in the first quarter of 2010. The decrease from the prior quarter primarily related to a decrease of $0.6 million in mortgage banking activities as a result of decreased volume in loan sales due to rising interest rates. Service charges and fees and other fee income were down for the quarter including $0.2 million for NSF fees and $0.2 million of letter of credit fees. Insurance activities made a positive contribution during the quarter including a $0.3 million increase in income primarily related to annual bonus commissions received.

Noninterest Expense

Noninterest expense for the first quarter was $27.4 million compared to $27.0 million for the fourth quarter of 2010 and $27.9 million for the first quarter of 2010. The increase primarily relates to higher payroll taxes of $0.8 million due to timing and elevated consulting fees of $0.6 million. Positively impacting noninterest expense for the quarter was $0.6 million of decreased expenses related to OREO compared to the fourth quarter and a $0.3 million reduction in legal expenses.

S&T Bancorp, Inc. Announces First Quarter Results (cont.)

Financial Condition

Total assets were $4.1 billion at March 31, 2011, December 31, 2010 and March 31, 2010. Total loans were $3.3 billion at March 31, 2011 compared to $3.4 billion at December 31, 2010 and March 31, 2010. Total loans have decreased $59.6 million from the prior quarter including $31.3 million in consumer and $28.3 million in commercial. The decreases primarily relate to higher than expected pay downs during the quarter and soft loan demand within our market.

Total deposits were $3.3 billion at March 31, 2011, December 31, 2010 and March 31, 2010. Noninterest-bearing demand deposits remain strong at $802.7 million as of March 31, 2011 compared to $765.8 million at December 31, 2010 and $709.4 million at March 31, 2010. Securities increased $42.4 million to $352.8 compared to $310.4 as of December 31, 2010 and $352.3 million at March 31, 2010. Security purchases made during the quarter are intended to deploy cash from loan pay downs and to improve asset liquidity.

S&T’s capital ratios continue to improve and exceed the “well capitalized” thresholds of federal bank regulatory agencies with a tier 1 leverage ratio of 11.19%, tier 1 risk- based capital ratio of 13.54% and total risk-based capital ratio of 16.99%. The increase in capital ratios in the first quarter of 2011 is primarily attributable to a reduction in risk-weighted assets. S&T’s tangible common equity ratio was 7.70% compared to 7.61% for the fourth quarter of 2010 and 7.09% for the first quarter of 2010.

S&T Bancorp, Inc. Announces First Quarter Results (cont.)

About S&T Bancorp, Inc.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates 51 offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $4.1 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market System under the symbol STBA.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached consolidated selected financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands, except per share data)

	2011	2010	2010
	First Quarter	Fourth Quarter	First Quarter
Income Statements
Interest Income	$42,192	$44,210	$45,324
Interest Expense	7,320	7,876	9,410

Net Interest Income	34,872	36,334	35,914
Taxable Equivalent Adjustment	1,038	1,075	1,222

Net Interest Income (FTE)	35,910	37,409	37,136

Provision For Loan Losses	10,640	7,676	4,430

Net Interest Income After Provisions (FTE)	25,270	29,733	32,706

Security Gains (Losses), Net	13	11	153

Service Charges and Fees	2,404	2,602	2,971
Wealth Management	2,050	2,047	1,984
Insurance	2,132	1,855	2,368
Other	4,427	5,487	3,867

Total Noninterest Income	11,013	11,991	11,190

Salaries and Employee Benefits	13,320	12,452	12,565
Occupancy and Equipment Expense, Net	3,048	3,123	3,072
Data Processing Expense	1,504	1,544	1,603
FDIC Expense	1,226	1,367	1,301
Other	8,351	8,532	9,389

Total Noninterest Expense	27,449	27,018	27,930

Income Before Taxes	8,847	14,717	16,119
Taxable Equivalent Adjustment	1,038	1,075	1,222
Applicable Income Taxes	1,514	3,352	3,593

Net Income	6,295	10,290	11,304

Preferred Stock Dividends	1,555	1,553	1,547

Net Income Available to Common Shareholders	$4,740	$8,737	$9,757

Per Common Share Data:

Shares Outstanding at End of Period	28,033,757	27,951,689	27,777,931
Average Shares Outstanding - Diluted	27,957,002	27,883,109	27,753,384
Diluted Earnings Per Share	$0.17	$0.31	$0.35
Dividends Declared	$0.15	$0.15	$0.15
Common Book Value	$16.90	$16.91	$16.39
Tangible Common Book Value (1)	$10.76	$10.73	$10.12
Market Value	$21.57	$22.59	$20.90

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2011		2010		2010
	First Quarter		Fourth Quarter		First Quarter
Net Interest Margin (Quarterly Averages)
Assets
Loans - FTE	$3,324,606	4.92%	$3,360,786	5.02%	$3,404,096	5.12%
Securities/Other - FTE	384,796	3.02%	296,270	3.77%	352,862	4.06%

Total Interest-earning Assets	3,709,402	4.72%	3,657,056	4.92%	3,756,958	5.02%
Noninterest-earning Assets	378,012		460,073		380,522

Total Assets	$4,087,414		$4,117,129		$4,137,480

Liabilities and Shareholders’ Equity
Now/Money Market/Savings	$1,295,224	0.18%	$1,289,946	0.25%	$1,249,940	0.29%
Certificates of Deposit	1,231,162	1.81%	1,268,473	1.82%	1,316,673	2.08%
Borrowed funds < 1 year	42,582	0.14%	48,121	0.11%	132,300	0.28%
Borrowed funds > 1 year	119,736	4.21%	120,192	4.16%	157,386	4.34%

Total Interest-bearing Liabilities	2,688,704	1.10%	2,726,732	1.15%	2,856,299	1.34%

Noninterest-bearing Liabilities
Demand Deposits	767,581		757,857		683,973
Shareholders’ Equity/Other	631,129		632,540		597,208

Total Noninterest-bearing Liabilities	1,398,710		1,390,397		1,281,181

Total Liabilities and Shareholders’ Equity	$4,087,414		$4,117,129		$4,137,480

Net Yield on Interest-earning Assets		3.92%		4.06%		4.00%

	2011		2010		2010
	First Quarter		Fourth Quarter		First Quarter
Balance Sheets (Period-End)
Assets
Cash	$108,855		$108,196		$72,652
Securities	352,783		310,390		352,271
Loans, Net	3,242,658		3,312,540		3,335,380
Other Assets	385,758		383,213		375,464

Total Assets	$4,090,054		$4,114,339		$4,135,767

Liabilities and Shareholders’ Equity
Noninterest-bearing Deposits	$802,748		$765,812		$709,422
Interest-bearing Deposits	2,503,091		2,551,712		2,636,394
Short-term Borrowings	38,270		40,653		47,996
Long-term Debt	119,593		119,984		136,250
Other Liabilities	46,237		57,513		44,962
Shareholders’ Equity	580,115		578,665		560,743

Total Liabilities and Shareholders’ Equity	$4,090,054		$4,114,339		$4,135,767

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2011		2010		2010
	First Quarter		Fourth Quarter		First Quarter
Loans (Period-End)
Consumer
Home Equity	$436,357		$441,096		$457,178
Residential Mortgage	345,209		367,873		360,113
Installment	70,573		74,780		76,997
Construction	4,322		4,019		8,899

Total Consumer Loans	856,461		887,768		903,187

Commercial
Commercial Real Estate	1,488,700		1,494,202		1,422,761
Commercial & Industrial	713,683		722,359		715,178
Construction	245,477		259,598		357,277

Total Commercial Loans	2,447,860		2,476,159		2,495,216

Total Loans	$3,304,321		$3,363,927		$3,398,403

	2011		2010		2010
	First Quarter		Fourth Quarter		First Quarter
		% NPL		% NPL		% NPL
Nonperforming Loans (NPL)
Consumer
Home Equity	$1,858	0.43%	$1,432	0.32%	$1,618	0.35%
Residential Mortgage	5,337	1.55%	5,996	1.63%	4,695	1.30%
Installment	25	0.04%	65	0.09%	99	0.13%
Construction	—	—	526	13.09%	—	—

Total Consumer Loans	7,220	0.84%	8,019	0.90%	$6,412	0.71%

Commercial
Commercial Real Estate	57,189	3.84%	44,310	2.97%	66,138	4.65%
Commercial & Industrial	9,081	1.27%	3,567	0.49%	3,356	0.47%
Construction	7,356	3.00%	7,987	3.08%	20,884	5.85%

Total Commercial Loans	73,626	3.01%	55,864	2.26%	90,378	3.62%

Total Nonperforming Loans	$80,846	2.45%	$63,883	1.90%	$96,790	2.85%

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2011		2010		2010
	First Quarter		Fourth Quarter		First Quarter
Construction and Commercial Real Estate (CRE) PA vs. Out-of-state
Pennsylvania	$1,375,688		$1,390,635		$1,425,369
Out-of-state	358,489		363,165		354,669

Total Construction and CRE PA vs. Out-of-state	$1,734,177		$1,753,800		$1,780,038

	2011		2010		2010
	First Quarter		Fourth Quarter		First Quarter
		% NPL		% NPL		% NPL
Construction and CRE - NPL PA vs. Out-of-state
Pennsylvania	$43,799	3.18%	$43,515	3.13%	$62,579	4.39%
Out-of-state	20,746	5.79%	8,782	2.42%	24,443	6.89%

Total Construction and CRE - NPL PA vs. Out-of-state	$64,545	3.72%	$52,297	2.98%	$87,022	4.89%

	2011		2010		2010
	First Quarter		Fourth Quarter		First Quarter
Construction and CRE by Type
Retail/Strip Malls	$297,339		$304,324		$295,630
Residential Rental Properties	237,879		242,756		284,807
Offices	226,163		232,655		239,746
Hotels	194,543		192,954		175,870
Manufacturing/Industrial/Warehouse	117,857		118,791		131,854
Flex/Mixed Use	113,483		118,610		107,537
Healthcare/Education	108,472		95,029		99,632
Real Estate Development - Commercial	93,301		90,136		108,141
Real Estate Development - Residential	81,956		88,487		83,718
Miscellaneous	263,184		270,058		253,103

Total Construction and CRE by Type	$1,734,177		$1,753,800		$1,780,038

	2011		2010		2010
	First Quarter		Fourth Quarter		First Quarter
		% NPL		% NPL		% NPL
Construction and CRE - NPL by Type
Retail/Strip Malls	$3,031	1.02%	$3,176	1.04%	$4,373	1.48%
Residential Rental Properties	10,971	4.61%	11,087	4.57%	19,975	7.01%
Offices	2,768	1.22%	2,720	1.17%	1,296	0.54%
Hotels	13,585	6.98%	1,465	0.76%	2,095	1.19%
Manufacturing/Industrial/Warehouse	3,592	3.05%	1,944	1.64%	4,262	3.23%
Flex/Mixed Use	2,388	2.10%	2,740	2.31%	6,046	5.62%
Healthcare/Education	818	0.75%	1,509	1.59%	3,283	3.30%
Real Estate Development - Commercial	5,968	6.40%	5,525	6.13%	10,652	9.85%
Real Estate Development - Residential	6,073	7.41%	6,693	7.56%	9,043	10.80%
Miscellaneous	15,351	5.83%	15,438	5.72%	25,997	10.27%

Total Construction and CRE - NPL by Type	$64,545	3.72%	$52,297	2.98%	$87,022	4.89%

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2011	2010	2010
	First Quarter	Fourth Quarter	First Quarter
Commercial Credit Exposure Credit Risk Profile by Creditworthiness Category
Pass
Commercial Real Estate	$1,250,149	$1,297,242	$1,182,387
Commercial & Industrial	610,750	619,011	623,323
Construction	201,984	221,492	301,665

Total Pass	$2,062,883	$2,137,745	$2,107,375

Special Mention
Commercial Real Estate	$98,780	$86,653	$131,603
Commercial & Industrial	57,460	76,158	68,889
Construction	10,534	16,308	25,758

Total Special Mention	$166,774	$179,119	$226,250

Substandard
Commercial Real Estate	$139,771	$110,307	$108,771
Commercial & Industrial	45,473	27,190	22,966
Construction	32,959	21,798	29,854

Total Substandard	$218,203	$159,295	$161,591

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2011	2010	2010
	First Quarter	Fourth Quarter	First Quarter
Asset Quality Data
Nonaccrual Loans and Nonperforming Loans	$80,846	$63,883	$96,790
Assets Acquired through Foreclosure or Repossession	7,696	5,820	3,087
Nonperforming Assets	88,542	69,703	99,877
Troubled Debt Restructurings (nonaccrual)	34,943	32,779	—
Troubled Debt Restructurings (accruing)	3,310	2,139	—
Total Troubled Debt Restructurings	38,253	34,918	—
Allowance for Loan Losses	61,663	51,387	63,023
Nonperforming Loans / Loans	2.45%	1.90%	2.85%
Nonperforming Assets / Loans plus OREO	2.67%	2.07%	2.94%
Allowance for Loan Losses / Loans	1.87%	1.53%	1.85%
Allowance for Loan Losses / Nonperforming Loans	76%	80%	65%
Net Loan Charge-offs (Recoveries)	364	12,570	987
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans	0.04%	1.48%	0.12%

Profitability Ratios (Annualized)
Common Return on Average Assets	0.47%	0.84%	0.96%
Common Return on Average Tangible Assets (2)	0.49%	0.88%	1.00%
Common Return on Average Equity	3.31%	6.00%	7.12%
Common Return on Average Tangible Common Equity (3)	6.35%	11.59%	14.34%
Efficiency Ratio (FTE) (4)	58.50%	54.69%	57.79%

Capitalization Ratios
Dividends Paid to Net Income	88.46%	47.82%	42.67%
Common Equity / Assets	11.58%	11.48%	11.01%
Tier 1 Leverage Ratio	11.19%	11.07%	10.51%
Risk-Based Capital - Tier 1	13.54%	13.28%	12.40%
Risk-Based Capital - Total	16.99%	16.68%	15.75%
Tangible Common Equity / Tangible Assets (5)	7.70%	7.61%	7.09%

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

		2011	2010	2010
		First Quarter	Fourth Quarter	First Quarter
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1)	Tangible Common Book Value
	Common Book Value (GAAP Basis)	$16.90	$16.91	$16.39
	Effect of Excluding Intangible Assets	(6.14)	(6.18)	(6.27)

	Tangible Common Book Value	$10.76	$10.73	$10.12

(2)	Common Return on Average Tangible Assets
	Common Return on Average Assets (GAAP Basis)	0.47%	0.84%	0.96%
	Effect of Excluding Intangible Assets	0.02%	0.04%	0.04%

	Common Return on Average Tangible Assets	0.49%	0.88%	1.00%

(3)	Common Return on Average Tangible Common Equity
	Common Return on Average Common Equity (GAAP Basis)	3.31%	6.00%	7.12%
	Effect of Excluding Intangible Assets	1.65%	3.03%	3.97%
	Effect of Excluding Preferred Stock	1.39%	2.56%	3.25%

	Common Return on Average Tangible Common Equity	6.35%	11.59%	14.34%

(4)	Recurring noninterest expense divided by recurring noninterest income plus net interest income, on a fully taxable equivalent basis.

(5)	Tangible Common Equity / Tangible Assets
	Common Equity / Assets (GAAP Basis)	11.58%	11.48%	11.01%
	Effect of Excluding Intangible Assets	-3.88%	-3.87%	-3.92%

	Tangible Common Equity / Tangible Assets	7.70%	7.61%	7.09%